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EXHIBIT 99.1

Investor Release

FOR IMMEDIATE RELEASE 06/05/03	FOR MORE INFORMATION CONTACT: Investors: Mary Healy, 630-623-6429 Media: Anna Rozenich, 630-623-7316

McDONALD'S CORPORATION TO REDEEM NOTES

        OAK BROOK, IL—Today, McDonald's Corporation announced it has called for the redemption of its $200,000,000 7 3/8% Debentures due 2033 (NYSE: MCD33) on July 15, 2003. These debentures will be redeemed at 104.635 percent of the principal amount plus accrued interest up to, but not including, the redemption date. The redemption agent is:

Wachovia Bank
Customer Information Center
1525 West W.T. Harris Blvd—NC 1153
Charlotte, NC 28288-1153
1-800-665-9343

        On and after July 15, 2003, interest will cease to accrue on these Debentures.

        More than 30,000 local McDonald's restaurants serve 46 million customers each day in more than 100 countries, generating more than $40 billion in annual Systemwide sales. Additional information about McDonald's is available at www.mcdonalds.com.

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McDONALD'S CORPORATION TO REDEEM NOTES